                                                                   Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                           ORCHARD HOLDING CORPORATION


          First: The name of the corporation is Orchard Holding Corporation (the "Corporation").

          Second: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name and address of the Corporation's registered agent in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801.

          Third: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code.

          Fourth: The total number of shares of stock which the Corporation shall have authority to issue is one million (1,000,000), consisting of one million (1,000,000) shares of common stock, $.01 par value per share.

          Fifth: The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. The exact number of directors of the Corporation shall be fixed by or in the manner provided in the Bylaws of the Corporation (the "Bylaws").

          Sixth: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          (a) to adopt, repeal, rescind, alter or amend in any respect the Bylaws, and to confer in the Bylaws powers and authorities upon the directors of the Corporation in addition to the powers and authorities expressly conferred upon them by statute;

          (b) from time to time to set apart out of any funds or assets of the Corporation available for dividends an amount or amounts to be reserved as working capital or for any other lawful purpose and to abolish any reserve so created and to determine whether any, and, if any, what part, of the surplus of the Corporation or its net profits applicable to dividends shall be declared in dividends and paid to its stockholders, and all rights of the holders of stock of the Corporation in respect of dividends shall be subject to the power of the Board of Directors so to do;

          (c) subject to the laws of the State of Delaware, from time to time to sell, lease or otherwise dispose of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as it may deem best; and

          (d) in addition to the powers and authorities hereinbefore and by the laws of the State of Delaware conferred upon the Board of Directors, to execute all such powers and to do all acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the express provisions of said laws, of the Certificate of Incorporation of the Corporation and its Bylaws.

          Seventh: Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

          Eighth: The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

          Ninth: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended or (iv) for any transaction from which the director derived an improper benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware Corporation Law. No amendment to or repeal of this Article Ninth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.



                                       2.

          Tenth: The name and mailing address of the incorporator of the Corporation is:

                    William M. Wardlaw
                    Freeman Spogli & Co.
                    523 West Sixth Street, Suite 1234
                    Los Angeles, California  90014

          I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 31st day of March, 1989.



                              /s/William M. Wardlaw
                              --------------------------------
                              William M. Wardlaw, Incorporator



                                       3.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           ORCHARD HOLDING CORPORATION



          Orchard Holding Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

          FIRST: That the date of filing of the Corporation's original Certificate of Incorporation with the Delaware Secretary of State was March 31, 1989.

          SECOND: That the Board of Directors of the Corporation adopted resolutions proposing and declaring advisable the following amendments to the Corporation's Certificate of Incorporation and that such amendments were approved by written consent of a majority of the stockholders of the Corporation and notice was provided to the stockholders pursuant to the applicable provisions of Section 228 of the General Corporation Law of the State of
Delaware:

          RESOLVED, that the text of Article First of the Certificate of Incorporation be amended to read in its entirety as follows:

               "First: The name of the corporation is Orchard Supply Hardware Stores Corporation (the "Corporation")."

          RESOLVED, that the text of Article Fourth of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

               "Fourth: The total number of shares of stock which the Corporation shall have authority to issue is five million (5,000,000), consisting of three million (3,000,000) shares of common stock, $.01 par value per share, and two million (2,000,000) shares of preferred stock, $.01 par value per share. All capital stock of the Corporation will be fully paid and nonassessable.

               Each holder of shares of common stock shall be entitled to one vote for each share of common stock held by such holder at the record date for the determination of the stockholders entitled to vote on any matter coming to a vote before the stockholders or, if no such record date is established, at the date such vote is taken.

               Immediately upon the filing of this Certificate of Amendment of Certificate of Incorporation, each outstanding share of common stock will be converted into 1.2 shares of
          common stock (the "Stock Split").   No fractional shares
          shall be issued to stockholders in connection with such Stock Split, but in lieu thereof cash shall be distributed to each stockholder who would otherwise have been entitled to receive a fractional share and the amount of cash to be distributed shall be based upon the initial public offering price of the shares of common stock issued in connection with the Corporation's initial public offering of its common stock.

               The board of directors of the Corporation (the "Board of Directors") is expressly authorized, at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such shares of preferred stock adopted by the Board of Directors."

          THIRD: That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.



                                       2.

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Stephen M. Hilberg, its Vice President-Finance and Chief Financial Officer, and Matt Figel, its Assistant Secretary, this 28th day of January 1993.




                              By:  /s/Stephen M. Hilberg
                                   ------------------------------
                                   Stephen M. Hilberg
                                   Vice President-Finance and
                                   Chief Financial Officer



                              ATTEST: /s/Matt Figel
                                      ---------------------------
                                       Matt Figel
                                       Assistant Secretary



                                       3.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                   ORCHARD SUPPLY HARDWARE STORES CORPORATION



          Orchard Supply Hardware Stores Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

          FIRST: That the date of filing of the Corporation's original Certificate of Incorporation with the Delaware Secretary of State was March 31, 1989.

          SECOND: That the Board of Directors of the Corporation adopted resolutions proposing and declaring advisable the following amendment to the Corporation's Certificate of Incorporation and that such amendment was approved by written consent of a majority of the outstanding shares of (i) Common Stock, $.01 par value per share (the "Common Stock"), as a class, (ii) Series A Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"), as a class and (iii) both Common Stock and Series A Preferred Stock voting together as one class, of the Corporation and notice was provided to the stockholders pursuant to the applicable provisions of Section 228 of the General Corporation Law of the State of Delaware:

          RESOLVED, that the text of Article Fourth of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

               "Fourth: The total number of shares of stock which the Corporation shall have authority to issue is ten million (10,000,000), consisting of eight million (8,000,000) shares of common stock, $.01 par value per share, and two million (2,000,000) shares of preferred stock, $.01 par value per share. All capital stock of the Corporation will be fully paid and nonassessable.

               Each holder of shares of common stock shall be entitled to one vote for each share of common stock held by such holder at the record date for the determination of the stockholders entitled to vote on any matter coming to a vote before the stockholders or, if no such record date is established, at the date such vote is taken.

               The board of directors of the Corporation (the "Board of Directors") is expressly authorized, at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such shares of preferred stock adopted by the Board of Directors."

          THIRD: That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Stephen M. Hilberg, its Vice President-Finance and Chief Financial Officer, and Matt Figel, its Assistant Secretary, this 26th day of March, 1993.




                              By:  /s/ Stephen M. Hilberg
                                   -------------------------------
                                   Stephen M. Hilberg
                                   Vice President-Finance and
                                   Chief Financial Officer




                              ATTEST:  /s/ Matt Figel
                                       ---------------------------
                                       Matt Figel
                                       Assistant Secretary



                                       2.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                   ORCHARD SUPPLY HARDWARE STORES CORPORATION



          Orchard Supply Hardware Stores Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

          FIRST: That the date of filing of the Corporation's original Certificate of Incorporation with the Delaware Secretary of State was March 31, 1989.

          SECOND: That the Board of Directors of the Corporation adopted resolutions proposing and declaring advisable the following amendment to the Corporation's Certificate of Incorporation and that such amendment was approved by written consent of a majority of the outstanding shares of (i) Common Stock, $.01 par value per share (the "Common Stock"), as a class, (ii) Series A Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"), as a class and (iii) both Common Stock and Series A Preferred Stock voting together as one class, of the Corporation and notice was provided to the stockholders pursuant to the applicable provisions of Section 228 of the General Corporation Law of the State of Delaware:

          RESOLVED, that the text of Article Fourth of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

               "Fourth: The total number of shares of stock which the Corporation shall have authority to issue is ten million (10,000,000), consisting of eight million (8,000,000) shares of common stock, $.01 par value per share, and two million (2,000,000) shares of preferred stock, $.01 par value per share. All capital stock of the Corporation will be fully paid and nonassessable.

               Each holder of shares of common stock shall be entitled to one vote for each share of common stock held by such holder at the record date for the determination of the stockholders entitled to vote on any matter coming to a vote before the stockholders or, if no such record date is established, at the date such vote is taken.

               Immediately upon the filing of this Certificate of Amendment of Certificate of Incorporation, each outstanding share of Series A Preferred Stock will be reclassified into shares of common stock (the "Reclassification"). Each share of Series A Preferred Stock will be converted pursuant to the Reclassification into the number of shares of common stock determined by dividing the liquidation preference of the outstanding Series A Preferred Stock by the initial public offering price of the shares of common stock issued in connection with the Corporation's initial public offering of its common stock.

               No shares of Series A Preferred Stock will remain outstanding upon the consummation of the Reclassification. All shares of Series A Preferred Stock which are reclassified pursuant to the Reclassification shall be retired and restored to the status of authorized and unissued shares of preferred stock, $.01 par value per share, and the board of directors of the Corporation (the "Board of Directors") will not issue any additional shares of Series A Preferred Stock.

               The Board of Directors is expressly authorized, at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such shares of preferred stock adopted by the Board of Directors."

          THIRD: That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.



                                       2.

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Stephen M. Hilberg, its Vice President-Finance and Chief Financial Officer, and Matt Figel, its Assistant Secretary, this 2nd day of April, 1993.




                              By:  /s/Stephen M. Hilberg
                                   -----------------------------
                                   Stephen M. Hilberg
                                   Vice President-Finance and
                                   Chief Financial Officer



                              ATTEST:  /s/Matt Figel
                                       --------------------------
                                       Matt Figel
                                       Assistant Secretary




                                       3.

                           CERTIFICATE OF DESIGNATION
                                       OF
                             RIGHTS AND PREFERENCES
                                     OF THE
                    6% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       OF
                   ORCHARD SUPPLY HARDWARE STORES CORPORATION

                         ------------------------------

                          Pursuant to Section 151(g) of
                           the General Corporation Law
                            of the State of Delaware
                         ------------------------------



          Orchard Supply Hardware Stores Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: The Certificate of Incorporation of the Corporation authorizes the issuance of 2,000,000 shares of preferred stock, par value $.01 per share, of the Corporation ("Preferred Stock") in one or more series, and authorizes the Board of Directors to establish by resolution or resolutions the designation of each series of Preferred Stock and the powers, preferences and privileges and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

     SECOND: The Board of Directors of the Corporation, pursuant to a Unanimous Written Consent executed as of December 29, 1993, adopted the following resolutions:

     RESOLVED, that the Board of Directors, in accordance with the provisions of the Certificate of Incorporation of the Corporation, hereby approves the issuance of two series of Preferred Stock and hereby fixes the designation of such series and the powers, preferences, privileges, and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof in addition to those set forth in said Certificate of Incorporation as follows:


          Section 1. DESIGNATION AND AMOUNT. The designation of such series of Preferred Stock shall be the 6% Cumulative Convertible Preferred Stock, Series 1 (the "Series 1 Preferred Stock") and the 6% Cumulative Convertible Preferred Stock, Series 2 (the "Series 2 Preferred Stock," and, collectively with the Series 1 Preferred Stock, the "Convertible Preferred Stock"). The number of shares of Convertible Preferred Stock shall be 800,000, consisting of 325,000 shares of Series 1 Preferred Stock and 475,000 shares of Series 2 Preferred Stock. Each share of Convertible Preferred Stock shall have identical voting powers, designations, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof; PROVIDED, HOWEVER, that the Series 2 Preferred Stock may from time to time as hereinafter provided have a different conversion privilege and dividend rate from the Series 1 Preferred Stock.

          Section 2. RANK. All shares of Convertible Preferred Stock shall rank prior, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, to all of the Corporation's now or hereafter issued Common Stock. The term "Common Stock" shall mean the Common Stock, $.01 par value per share, of the Corporation as the same exists at the date hereof or as such stock may be constituted from time to time.

          Section 3. DIVIDENDS. The holders of Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds at the time legally available therefor, dividends at the rate of $1.50 per annum per share, and no more except as provided below, which shall be fully cumulative, shall accrue without interest from the date of first issuance and shall be payable in cash quarterly in arrears on March 15, June 15, September 15 and December 15 of each year commencing March 15, 1994 (except that if any such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday or legal holiday) to holders of record as they appear on the stock transfer books of the Corporation on such record dates, not more than 60 nor less than 10 days preceding the payment dates for such dividends, as are fixed by the Board of Directors. For purposes hereof, the term "legal holiday" shall mean any day on which banking institutions are authorized to close in New York, New York or in Los Angeles, California.

          If on or before June 15, 1994, the Corporation has not obtained the approval from its stockholders to increase the number of authorized shares of the Corporation's Common Stock in an amount sufficient to provide for full conversion of the Series 2 Preferred Stock, then from and after the date of first issuance until but not including the date such approval is obtained, the dividend rate on the Series 2 Preferred Stock shall be $3.00 per annum per share; PROVIDED, HOWEVER, that the additional $1.50 per annum per share shall be payable by the Corporation in additional shares of Series 2 Preferred Stock, valued for this purpose at their liquidation preference of $25.00 per share.

          Subject to the next paragraph of this Section 3, dividends on account of arrears for any past dividend period may be declared and paid at any time, without reference to any regular dividend payment date. The amount of dividends payable per share of Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Holders of Convertible Preferred Stock shall not be entitled to any dividend, whether payable in



                                       2.

cash, property or stock, in excess of the full cumulative dividends on such shares of Convertible Preferred Stock.

          On each dividend payment date all dividends which shall have accrued on each share of Convertible Preferred Stock outstanding on such dividend payment date shall accumulate and be deemed to become "due" whether or not there shall be funds legally available for the payment thereof. Any dividend which shall not be paid on the dividend payment date on which it shall become due shall be deemed to be "past due" until such dividend shall be paid or until the share of Convertible Preferred Stock with respect to which such dividend became due shall no longer be outstanding, whichever is the earlier to occur. No interest, sum of money in lieu of interest, or other property or securities shall be payable in respect of any dividend payment or payments which are past due. Dividends paid on shares of Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

          No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends and as to liquidation rights to the Convertible Preferred Stock which is neither convertible into, nor exchangeable or exercisable for, any securities of the Corporation other than Common Stock or other capital stock of the Corporation ranking junior as to dividends and as to liquidation rights to the Convertible Preferred Stock, shall be paid, or declared and set apart for payment, and no purchase, redemption or other acquisition shall be made by the Corporation of, any shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends or as to liquidation rights to the Convertible Preferred Stock (the "Junior Dividend Stock") unless and until all accrued and unpaid dividends on the Convertible Preferred Stock, including the full dividend for the then current dividend period, shall have been paid or declared and set apart for payment and the Corporation is not in default in respect of the optional redemption of any shares of Convertible Preferred Stock.

          No full dividends shall be paid or declared and set apart for payment on any class or series of the Corporation's capital stock ranking, as to dividends, on a parity with the Convertible Preferred Stock (the "Parity Dividend Stock") for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Convertible Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. No full dividends shall be paid or declared and set apart for payment on the Convertible Preferred Stock for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of




                                       3.

such full cumulative dividends. When dividends are not paid in full upon the Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set aside for payment upon shares of Convertible Preferred Stock and the Parity Dividend Stock shall be paid or declared and set aside for payment pro rata so that the amount of dividends paid or declared and set aside for payment per share on the Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

          The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under this Section 3, purchase or otherwise acquire such shares at such time and in such manner.

          Any reference to "distribution" contained in this Section 3 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

          Section 4. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, and a sum equal to $25.00 per share, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Convertible Preferred Stock (the "Junior Liquidation Stock"). In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Convertible Preferred Stock and any other class or series of the Corporation's capital stock which may hereafter be created having parity as to liquidation rights with the Convertible Preferred Stock (the "Parity Liquidation Stock"), the holders of the Convertible Preferred Stock and the holders of the Parity Liquidation Stock shall share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation preferences of the shares of Convertible Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation, merger or other business combination of the Corporation with or into another corporation or other entity nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property shall be considered a




                                       4.

liquidation, dissolution or winding up of the Corporation for purposes of this
Section 4 (unless in connection therewith the liquidation of the Corporation is specifically approved).

          Section 5. REDEMPTION AT OPTION OF THE CORPORATION. The Corporation may not redeem the Convertible Preferred Stock on or prior to December 15, 1996. The Corporation, at its option, may at any time after December 15, 1996 redeem for cash, in whole or from time to time in part, on any date set by the Board of Directors, at $26.50 per share if redeemed after December 15, 1996 and prior to December 15, 1997, and at the following redemption prices if redeemed during the twelve-month period beginning December 15 of the year specified below:

               Year                     Price Per Share
               ----                     ---------------

               1997                          $26.25
               1998                           26.00
               1999                           25.75
               2000                           25.50
               2001                           25.25


and thereafter at $25.00 per share, plus, in each case, an amount equal to all dividends on the Convertible Preferred Stock accrued and unpaid thereon, whether or not declared or due, to the date fixed for redemption, such sum being hereinafter referred to as the "Redemption Price" (subject to the right of the holder of record of shares of Convertible Preferred Stock on a record date for the payment of a dividend on the Convertible Preferred Stock to receive the dividend due on such shares of Convertible Preferred Stock on the corresponding dividend payment date).

          In case of the redemption of less than all of the then outstanding Convertible Preferred Stock, the shares of Convertible Preferred Stock to be redeemed shall be redeemed pro rata or by lot or in such other manner as the Board of Directors may determine. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Convertible Preferred Stock at any time outstanding until all dividends accrued in arrears upon all Convertible Preferred Stock then outstanding shall have been paid by all past dividend periods.

          Not more than 60 nor less than 30 days prior to the redemption date, notice by first class mail, postage prepaid, shall be given to each holder of record of the Convertible Preferred Stock to be redeemed, at such holder's address as it shall appear upon the stock transfer books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price, the place or places of




                                       5.

payment, that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Convertible Preferred Stock to be redeemed, that on and after the redemption date, dividends will cease to accrue on such shares, the then effective conversion price pursuant to Section 6 and that the right of holders to convert shall terminate at the close of business on the redemption date (unless the Corporation defaults in the payment of the Redemption Price).

          Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Convertible Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Convertible Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price as herein provided. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrecoverably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be holders of Convertible Preferred Stock, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive payment of the Redemption Price as herein provided without interest upon surrender of their certificates therefor) shall terminate.

          The shares of Convertible Preferred Stock shall not be subject to the operation of any purchase, retirement, mandatory redemption or sinking fund, except as set forth in Section 7.

          In the event that any shares of Convertible Preferred Stock shall be converted into Common Stock pursuant to Section 6, then (i) the Corporation shall not have the right to redeem such shares and (ii) any funds which shall have been deposited for the payment of the Redemption Price for such shares of Convertible Preferred Stock shall be returned to the Corporation immediately after such conversion (subject to declared dividends payable to holders of shares of Convertible Preferred Stock on the record date for such dividends being so payable, to the extent set forth in Section 6 hereof, regardless of whether such shares are converted subsequent to such record date and prior to the related dividend payment date).




                                       6.

          Section 6.  CONVERSION PRIVILEGE.

          (a) RIGHT OF CONVERSION OF SERIES 1 PREFERRED STOCK. Subject to and upon compliance with the provisions of this Section 6, each share of Series 1 Preferred Stock shall, at the option of the holder thereof, be convertible at any time (unless such share is called for redemption, then to and including but not after the close of business on the Business Day (as defined below) prior to the date fixed for such redemption, unless the Corporation shall default in payment due upon redemption thereof), into that number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing $25.00 by the Conversion Price (as defined in Section 6(e) in effect at such time) and by surrender of such share so to be converted in the manner provided in Section 6(c).

          (b) RIGHT OF CONVERSION OF SERIES 2 PREFERRED STOCK. Subject to and upon compliance with the provisions of this Section 6, each share of Series 2 Preferred Stock shall, at the option of the holder thereof, be convertible at any time following the approval by the Corporation's stockholders of an increase in the authorized shares of the Corporation's Common Stock in an amount sufficient to provide for full conversion of the Series 2 Preferred Stock (unless such share is called for redemption, then to and including but not after the close of business on the Business Day (as defined below) prior to the date fixed for such redemption, unless the Corporation shall default in payment due upon redemption thereof), into that number of fully paid and non-assessable shares of Common Stock (calculated as to each conversation to the nearest 1/100th of a share) obtained by dividing $25.00 by the Conversion Price (as defined in Section 6(e) in effect at such time) and by surrender of such share so to be converted in the manner provided in Section 6(c).

          (c) MANNER OF EXERCISE OF CONVERSION PRIVILEGE. In order to exercise the conversion privilege, the holder of one or more shares of Convertible Preferred Stock to be converted shall surrender such shares at any of the offices or agencies to be maintained for such purpose by the Corporation accompanied by the funds, if any, required by the last paragraph of this
Section 6(c) and shall give written notice of conversion in the form provided on such shares of Convertible Preferred Stock (or such other notice as is acceptable to the Corporation) to the Corporation at such office or agency that the holder elects to convert the shares of Convertible Preferred Stock specified in said notice. Such notice shall also state the name or names, together with address or addresses, in which the certificate or certificates for shares of Common Stock which shall be issuable in such conversion shall be issued. Each share of Convertible Preferred Stock surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the name in which such share is registered, be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of his duly authorized attorney and an amount sufficient to pay



                                       7.

any transfer of similar tax. As promptly as practicable after the surrender of such shares of Convertible Preferred Stock and the receipt of such notice, instruments of transfer and funds, if any, as aforesaid, the Corporation shall issue and shall deliver at such office or agency to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such share of Convertible Preferred Stock in accordance with the provisions of this Section 6 and a check or cash in respect of any fractional interest in a share of Common Stock arising upon such conversion, as provided in Section 6(d).

          Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such shares of Convertible Preferred Stock shall have been surrendered and such notice (and any applicable instruments of transfer and any required taxes) shall have been received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books to the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares of Convertible Preferred Stock shall have been surrendered and such notice received by the Corporation.

          Any shares of Convertible Preferred Stock surrendered for conversion during the period from the close of business on the record date for any dividend payment to the opening of business on the related dividend payment date shall (unless such shares of Convertible Preferred Stock shall have been called for redemption on a date in such period) be accompanied by payment, in funds acceptable to the Corporation, of an amount equal to the dividend otherwise payable on such dividend payment date; PROVIDED, HOWEVER, that no such payment need be made if there shall exist at the time of conversion a default in the payment of dividends on the shares of Convertible Preferred Stock. An amount equal to such payment shall be paid by the Corporation on such dividend payment date to the holder of such shares of Convertible Preferred Stock at the close of business on such record date; PROVIDED, HOWEVER, that if the Corporation shall default in the payment of dividends on such dividend payment date, such amount shall be paid to the person who made such required payment. Except as provided for above in this Section, no adjustment shall be made for dividends accrued on any shares of Convertible Preferred Stock converted or for dividends on any shares issued upon the conversion of such shares as provided in this Section.



                                       8.

          (d) CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES. No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of Convertible Preferred Stock. If more than one share of Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate of $25.00 for each such share so surrendered. In lieu of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of any share of Convertible Preferred Stock, the Corporation shall pay to the holder of such shares an amount in cash (computed to the nearest cent) equal to the closing price (as defined below) on the Business Day next preceding the day of conversion multiplied by the fractional interest that otherwise would have been deliverable upon conversion of such share. The "closing price" for any day shall be the last sale price regular way for the Common Stock as published by the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), or if such last sale price is not so published by Nasdaq or if no such sale takes place on such day, the mean between the closing bid and asked prices for the Common Stock as published by Nasdaq. If the Common Stock is listed or admitted to trading on a national securities exchange, then the "closing price" for any day shall be the last reported sales price regular way or, in case no such reported sales take place on such day, the average of the closing bid and asked prices regular way for such day on the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading. If the shares of Common Stock are not quoted by Nasdaq or listed or admitted to trading on a national securities exchange, the "closing price" shall be determined in good faith by the Board of Directors of the Corporation. "Business Day" is a day that is not a Saturday, Sunday or legal holiday.

          (e) ADJUSTMENT OF CONVERSION PRICE. The Conversion Price shall mean and be $15.625, subject to adjustment from time to time by the Corporation as follows:

         (i) In case the Corporation shall (a) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (b) subdivide its outstanding shares of Common Stock into a greater number of shares,
     (c) combine its outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of its Common Stock any shares of capital stock of the Corporation, then in each such case the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Corporation which he would have owned or been entitled to receive immediately following such event had such share been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this subsection (i) shall become effective immediately after the record date, in the case of a



                                       9.

     dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (i), the holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed by the Corporation with the stock transfer or conversion agent, as appropriate) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

        (ii) In case the Corporation shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (as determined pursuant to subsection (iv) of this Section 6(e)) of the Common Stock (other than pursuant to any stock option, restricted stock or other incentive or benefit plan or stock ownership or purchase plan for the benefit of employees, directors or officers or any dividend reinvestment plan of the Corporation in effect at the time hereof or any other similar plan adopted or implemented hereafter), then the Conversion Price in effect immediately prior thereto shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (immediately prior to such issuance) plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price, and of which the denominator shall be the numbers of shares of Common Stock outstanding on the date of issuance of such rights or warrants (immediately prior to such issuance) plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; PROVIDED, HOWEVER, in the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants rather than upon



                                       10.

     the number of shares of Common Stock offered for subscription or purchase. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed by the Corporation with the stock transfer or conversion agent, as appropriate).

       (iii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its outstanding Common Stock or capital stock (other than Common Stock), evidences of its indebtedness or assets (including securities and cash, but excluding any regular periodic cash dividend of the Corporation and dividends or distributions payable in stock for which adjustment is made pursuant to subsection (i) of this
     Section 6(e)) or rights or warrants to subscribe for or purchase securities of the Corporation (excluding those referred to in subsection (ii) of this Section 6(e)), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date of such distribution by a fraction of which the numerator shall be the current market price per share as determined pursuant to subsection (iv) of this
     Section 6(e) of the Common Stock less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive and shall be described in a statement filed by the Corporation with the stock transfer or conversion agent, as appropriate) of the portion of the capital stock or assets or the evidences of indebtedness or assets so distributed to the holder of one share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

        (iv)   For the purpose of any computation under subsections (ii) and
     (iii) of this Section 6(e), the current market price per share of Common Stock on any date shall be deemed to be the average of the closing price (as defined in Section 6(d)) for the shorter of (a) 30 consecutive trading days (as defined below) ending on the last full trading day prior to the Time of Determination (as defined below) or (b) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or warrants or such distribution through such last full trading day prior to the Time of Determination. For purposes of the foregoing, the term "trading day" shall mean a day with respect to



                                       11.

     which quotations on Nasdaq of the character referred to in the definition of closing price are made if the Common Stock is then quoted on Nasdaq or, if the shares of Common Stock are then listed or admitted for trading on a national securities exchange, then a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading is open for business; and the term "Time of Determination" shall mean the time and date of the earlier of (i) the record date for determining stockholders entitled to receive the rights, warrants or distributions referred to in Section 6(e)(ii) and (iii) or
     (ii) the commencement of "ex-dividend" trading on the exchange or market referred to in the definition of "closing price."

         (v) In any case in which this Section 6(e) shall require that an adjustment be made immediately following a record date or an effective date, the Corporation may elect to defer (but only until the filing by the Corporation with the stock transfer or conversion agent, as the case may be, of the certificate required by subsection (vii) of this Section 6(e)) issuing to the holder of any share of Convertible Preferred Stock converted after such record date or effective date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment, and paying to such holder any amount of cash in lieu of a fractional share.

        (vi) No adjustment in the Conversion Price shall be required to be made unless such adjustment would require an increase or decrease of at least 1% of such price; PROVIDED, HOWEVER, that any adjustments which by reason of this subsection (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6(e) shall be made to the nearest cent or to the nearest 1/1000th of a share, as the case may be. Anything in this
     Section 6(e) to the contrary notwithstanding, the Corporation shall be entitled to make such reduction in the Conversion Price, in addition to those required by this Section 6(e), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable to the recipients. Except as set forth in subsections (i), (ii) and
     (iii) above, the Conversion Price shall not be adjusted for the issuance of Common Stock, or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, in exchange for cash, property or services.

       (vii)   Whenever the Conversion Price is adjusted as herein provided,
     (a) the Corporation shall promptly file with the stock transfer or conversion agent,



                                       12.

     as appropriate, a certificate setting forth the Conversion Price after such adjustment and a brief statement of the facts requiring such adjustment and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment, and (b) the Corporation shall also mail or cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of shares of Convertible Preferred Stock a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price. The stock transfer or conversion agent, as the case may be, shall not be under any duty or responsibility with respect to the certificate required by this subsection (vii) except to exhibit the same to any holder of shares of Convertible Preferred Stock who requests to inspect it.

      (viii) In the event that at any time, as a result of an adjustment made pursuant to subsection (i) of this Section 6(e), the holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any share of Convertible Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.

        (ix) The Corporation from time to time may decrease the Conversion Price by any amount for any period of time if the period is at least 20 days and if the decrease is irrevocable during the period. Whenever the Conversion Price is so decreased, the Corporation shall mail to holders of record of shares of Convertible Preferred Stock a notice of the decrease at least 15 days before the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period it will be in effect.

          (f)  NOTICE TO HOLDERS PRIOR TO CERTAIN CORPORATE ACTIONS.  In case:

         (i) the Corporation shall take any action which would require an adjustment in the Conversion Price pursuant to Section 6(e)(iii); or

        (ii) the Corporation shall authorize the granting to the holders of its Common Stock generally of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights; or

       (iii) there shall be any reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock), or any



                                       13.

     consolidation or merger to which the Corporation is a party or any statutory exchange of securities with another corporation and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all of the assets of the Corporation; or

        (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then in each such case the Corporation shall cause to be given to the holders of shares of Convertible Preferred Stock and the stock transfer or conversion agent, as appropriate, as promptly as possible, but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating
(i) the date on which a record is to be taken for the purpose of such action or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution, rights or warrants are to be determined, or (ii) the date on which such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in subsection (i), (ii), (iii) or (iv) of this
Section 6(f).

          (g) RESERVATION OF SHARES OF COMMON STOCK. The Corporation covenants that it will, at all times in respect of the Series 1 Preferred Stock and following the approval of the Corporation's stockholders to increase the number of authorized shares of the Corporation's Common Stock in an amount sufficient to provide for full conversion of the Series 2 Preferred Stock in respect of the Series 2 Preferred Stock, reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of shares of Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Convertible Preferred Stock not theretofore converted and on or before (and as a condition of) taking any action that would cause an adjustment of the Conversion Price resulting in an increase in the number of shares of Common Stock deliverable upon conversion above the number thereof previously reserved and available therefor, the Corporation shall take all such action so required. For purposes of this Section 6(g), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Convertible Preferred Stock shall be computed as if at the time of computation all outstanding shares of Convertible Preferred Stock were held by a single holder.



                                       14.

          Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the shares of Convertible Preferred Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

          (h) TRANSFER TAXES, ETC. The Corporation shall pay any and all documentary stamp, issue or transfer taxes, and any other similar taxes payable in respect of the issue or delivery of shares of Common Stock upon conversions of shares of Convertible Preferred Stock pursuant hereto; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the shares of Convertible Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          (i) CONSOLIDATION OR MERGER OR SALE OF ASSETS. Notwithstanding any other provision herein to the contrary, in case of any consolidation or merger to which the Corporation is a party (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, or the securities or other property of another corporation), or in case of any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (other than in connection with a merger or acquisition), then lawful provision shall be made by the corporation formed by such consolidation or the corporation whose securities, cash or other property will immediately after the merger or consolidation be owned, by virtue of the merger or consolidation, by the holders of Common Stock immediately prior to the merger or consolidation, or the corporation which shall have acquired such assets or securities of the Corporation (collectively the "Formed, Surviving or Acquiring Corporation"), as the case may be, providing that the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of securities, cash or other property receivable upon such



                                       15.

consolidation, merger, statutory exchange, sale or transfer by a holder of the number of shares of Common Stock into which such share of Convertible Preferred Stock might have been converted immediately prior to such consolidation, statutory exchange, sale or transfer assuming such holder of Common Stock did not exercise his right of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or transfer (provided that, if the kind of amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or transfer is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 6(i) the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or transfer for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The Formed, Surviving or Acquiring Corporation, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent documents to the end that the provisions set forth in this Section 6(i) shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Convertible Preferred Stock.

          The above provisions of this Section 6(i) shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or transfers.

          (j) COVENANT AS TO COMMON STOCK. The Corporation covenants that all shares of Common Stock which may be delivered upon conversions of shares of Convertible Preferred Stock will, upon delivery, be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

          The Corporation covenants that if any shares of Common Stock to be provided for the purpose of conversion of shares of Convertible Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

          The Corporation further covenants that if at any time the Common Stock shall be quoted on Nasdaq or listed on any national securities exchange, the Corporation will, if permitted by the rules of Nasdaq or such exchange, cause to be quoted or list and keep listed, as the case may be, so long as the Common Stock shall be so quoted or listed, all Common Stock issuable upon conversion of the shares of Convertible Preferred Stock.

          Section 7. CONTINGENT REDEMPTION AT HOLDERS' OPTION. Upon the occurrence of a "Change of Control" (as defined below), each holder of shares of Convertible Preferred Stock shall have the right, as such holder's option, to the extent permitted under applicable law, to require the Corporation to redeem for cash all or part of such holder's shares of Convertible Preferred Stock (the "Redemption Right") at a redemption price of $25.00 per share in cash plus an amount equal to all dividends on



                                       16.

the Convertible Preferred Stock accrued and unpaid thereon, whether or not declared or due, to the date fixed for redemption (the "Change of Control Redemption Price").

          On or before the 30th day after the Change of Control, notice by first class mail, postage prepaid, shall be given to each holder of record of the Convertible Preferred Stock, at such holder's address as it shall appear upon the stock transfer books of the Corporation. Such notice shall specify:
(i) that a Change of Control has occurred and that the holders have the right to require the Company to redeem all or any part of such holder's shares of Convertible Preferred Stock at the Change of Control Redemption Price; (ii) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (iii) the Redemption Date, which shall be a date not earlier than 30 days nor later than 60 days after the date such notice is mailed; and (iv) the instructions that holders of shares of Convertible Preferred Stock must follow in order to have their shares redeemed. Any notice that is mailed as herein provided shall be conclusively presumed to have been given, whether or not the holder of Convertible Preferred Stock receives such notice.

          All capitalized terms used in this paragraph shall, unless otherwise defined herein, have those meanings give to them in that certain Indenture by and among the Corporation, Orchard Supply Hardware Corporation, a Delaware corporation ("Orchard Supply"), and U.S. Trust Company of California, N.A., as Trustee (the "Indenture"), regarding the Senior Notes due 2002 of Orchard Supply. For purposes of this Section 7, a "Change of Control" means any of the following: (i) any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of Orchard Supply to any Person (other than a Wholly Owned Subsidiary of Orchard Supply);
(ii) the Corporation fails to own, beneficially and of record, 100% of the Capital Stock of Orchard Supply; (iii) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act (other than FS&Co. or its Affiliates)) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Capital Stock of the Corporation representing 50% or more of the voting power of such Capital Stock; (iv) the Common Stock of the Corporation is no longer registered under Section 12 of the Exchange Act; (v) Continuing Directors of the Corporation or Orchard Supply cease to constitute at least a majority of the Board of Directors of the Corporation or Orchard Supply, respectively; or (vi) the stockholders of the Corporation approve any plan or proposal for the liquidation or dissolution of Orchard Supply or the Corporation; PROVIDED, HOWEVER, that in the event the Corporation is merged into Orchard Supply and the beneficial owners of the Capital Stock of the Corporation immediately prior to such transaction beneficially own all the Capital Stock of Orchard Supply immediately after such transaction, the provisions of clause (vi) above shall not apply to such transaction and thereafter clause (ii) above shall no longer be applicable



                                       17.

and all references in this definition to the Corporation shall be deemed to refer to Orchard Supply.

          To exercise the Redemption Right, the holder of shares of Convertible Preferred Stock must deliver to the place designated in such notice prior to the close of business on the Business Day prior to the Redemption Date, a written notice of such holder's exercise of its Redemption Right, together with the certificate or certificates representing shares of Convertible Preferred Stock with respect to which such Redemption Right is being exercised, duly endorsed for transfer. In the event a Redemption Right shall be exercised in accordance with the terms hereof, the Corporation shall pay the Change of Control Redemption Price with respect to the shares of Convertible Preferred Stock to which the Redemption Right has been exercised, on the Redemption Date to the maximum extent permitted by applicable law. If the Corporation is not permitted by applicable law to redeem all of the shares of Convertible Preferred Stock as to which the Redemption Right has been exercised, then the Corporation shall redeem such shares of Convertible Preferred Stock on a PRO RATA basis.

          In the event that a Redemption Right is exercised with respect to less than all the shares of Convertible Preferred Stock evidenced by certificates surrendered for redemption or less than all the shares of Convertible Preferred Stock surrendered for redemption are redeemed, a new certificate shall be issued representing the unredeemed shares.

          The Corporation shall comply with all applicable tender offer rules and regulations, including Section 14(e) of the Exchange Act, if the Corporation is required to give a notice of a Redemption Right as a result of a Change of Control. To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of this Section 7, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 7 by virtue thereof.

          Section 8.  VOTING RIGHTS.

          (a) GENERAL. The holders of Convertible Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law. In connection with any right to vote, each holder of Convertible Preferred Stock will have one vote for each share held. Any shares of Convertible Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.



                                       18.

          (b) DEFAULT VOTING RIGHTS. Whenever dividends on the Convertible Preferred Stock shall be in arrears in an amount equal to at least six quarterly dividends (whether or not consecutive), (i) the number of members of the Board of Directors of the Corporation shall be increased by two, effective as of the time of election of such directors as hereinafter provided, and (ii) the holders of the Convertible Preferred Stock (voting separately as a class with all other affected classes or series of the Parity Dividend Stock upon which like voting rights have been conferred and are exercisable) will have the exclusive right to vote for and elect such two additional directors of the Corporation at any meeting of stockholders of the Corporation at which directors are to be elected held during the period such dividends remain in arrears. The right of the holders of the Convertible Preferred Stock to vote for such two additional directors shall terminate when all accrued and unpaid dividends on the Convertible Preferred Stock have been declared and paid or set apart for payment. The terms of office of all directors so elected shall terminate immediately upon the termination of the right of the holders of the Convertible Preferred Stock and such Parity Dividend Stock to vote for such two additional directors.

          The foregoing right of the holders of the Convertible Preferred Stock with respect to the election of two directors may be exercised at any annual meeting of stockholders or at any special meeting of stockholders held for such purpose. If the right to elect directors shall have accrued to the holders of the Convertible Preferred Stock more than 90 days preceding the date established for the next annual meeting of stockholders, the President of the Corporation shall, within 20 days after the delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least ten percent (10%) of the Convertible Preferred Stock then outstanding, call a special meeting of the holders of the Convertible Preferred Stock to be held within 60 days after the delivery of such request for the purpose of electing such additional directors.

          The holders of the Convertible Preferred Stock and any Parity Dividend Stock referred to above voting as a class shall have the right to remove without cause at any time and replace any directors such holders have elected pursuant to this Section 8.

          (c) CLASS VOTING RIGHTS. So long as the Convertible Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-2/3% of all outstanding Convertible Preferred Stock (unless the vote or consent of a greater percentage is required by applicable law or the Certificate of Incorporation of the Corporation), voting separately as a class, (i) amend, alter or repeal (by merger, consolidation or otherwise) any provision of the Certificate of Incorporation or the Bylaws of the Corporation so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Convertible Preferred Stock, (ii) authorize or issue, or increase the authorized amount of, any additional class or series of stock, or



                                       19.

any security convertible into stock of such class or series, ranking prior to the Convertible Preferred Stock in respect of the payment of dividends or upon liquidation, dissolution or winding up of the Corporation or (iii) effect any reclassification of the Convertible Preferred Stock.

          Section 9. OUTSTANDING SHARES. For purposes hereof, all shares of Convertible Preferred Stock shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section 5, all shares of Convertible Preferred Stock that have been so called for redemption under Section 5 if funds necessary for payment of the redemption price have been irrevocably set apart; (ii) from the date of surrender of certificates representing shares of Convertible Preferred Stock, all shares of Convertible Preferred Stock converted into Common Stock; and (iii) from the date of registration of transfer, all shares of Convertible Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

          Section 10. STATUS OF ACQUIRED SHARES. Shares of Convertible Preferred Stock redeemed by the Corporation, received upon conversion pursuant to Section 6, or otherwise acquired by the Corporation will be restored to the status of authorized and unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of Convertible Preferred Stock.

          Section 11. PREEMPTIVE RIGHTS. The Convertible Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

          Section 12. SEVERABILITY OF PROVISIONS. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

          FURTHER RESOLVED, that the President or any Vice President is, and each of them is hereby, authorized and directed, in the name and on behalf of the Corporation, to execute and file a copy of this Certificate of Designation in accordance with the provisions of Sections 103 and 151(g) of the General Corporation Law of the State of Delaware.



                                       20.

          IN WITNESS WHEREOF, ORCHARD SUPPLY HARDWARE STORES CORPORATION has caused this Certificate of Designation to be signed by Maynard Jenkins, its President, and Michael Seda, its Secretary, and its Corporate Seal to be hereunder affixed this 3rd day of February, 1994.


                         ORCHARD SUPPLY HARDWARE STORES CORPORATION

[SEAL]

                         By: /s/ Maynard Jenkins
                                  ----------------------------
                              Maynard Jenkins, President




Attest:


/s/ Michael Seda
- - ------------------------
Michael Seda, Secretary



                                       21.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                   ORCHARD SUPPLY HARDWARE STORES CORPORATION



     Orchard Supply Hardware Stores Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That the date of filing of the Corporation's original Certificate of Incorporation with the Delaware Secretary of State was March 31, 1989.

     SECOND: That the Board of Directors of the Corporation adopted resolutions proposing and declaring advisable the following amendment to the Corporation's Certificate of Incorporation:

     RESOLVED, that the text of Article Fourth of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

          "Fourth: The total number of shares of stock which the Corporation shall have authority to issue is eighteen million (18,000,000), consisting of sixteen million (16,000,000) shares of common stock, $.01 par value per share, and two million (2,000,000) shares of preferred stock, $.01 par value per share. All capital stock of the Corporation will be fully paid and nonassessable.

          Each holder of shares of common stock shall be entitled to one vote for each share of common stock held by such holder at the record date for the determination of the stockholders entitled to vote on any matter coming to a vote before the stockholders or, if no such record date is established, at the date such vote is taken.

          The Board of Directors is expressly authorized, at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such shares of preferred stock adopted by the Board of Directors."

     THIRD: That thereafter, pursuant to a resolution of the Board of Directors, a meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     FOURTH: That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.



                                       2.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Stephen M. Hilberg, its Vice President-Finance and Chief Financial Officer, and Michael Seda, its Secretary, this 20th day of May, 1994.




                              BY: /s/Stephen M. Hilberg
                                  -------------------------------
                                  Stephen M. Hilberg
                                  Vice President-Finance and
                                      Chief Financial Officer



                              ATTEST:  /s/Michael Seda
                                       -------------------------------
                                         Michael Seda
                                         Secretary






                                       3.